[LETTERHEAD OF HODGSON RUSS LLP]

Exhibit 5.1

May 12, 2017

Community Health Systems, Inc.

CHS/Community Health Systems, Inc.

4000 Meridian Boulevard

Franklin, TN 37067

Re:	Current Report on Form 8-K

Ladies and Gentlemen:

We have acted as New York counsel to Community Health Systems, Inc. (the “Parent”), CHS/Community Health Systems, Inc. (the “Company”) and the entities identified on Exhibit A attached to this letter (such entities and the Parent being collectively the “Guarantors”) solely for the purpose of providing the opinions set forth in this letter and for no other purpose (including, but not limited to, conducting any negotiation or providing any legal or other advice) in connection with a Registration Statement on Form S-3 that was filed by the Parent with the Securities and Exchange Commission (the “Commission”) on May 6, 2015, as amended by a Post-Effective Amendment No. 1 filed by the Parent with the Commission on March 3, 2017 (as so amended, the “Registration Statement”), and relating to the issuance under the Registration Statement by the Company pursuant to an Indenture, dated March 16, 2017, between the Company and Regions Bank, as trustee (the “Trustee”), as supplemented and amended by a First Supplemental Indenture, dated March 16, 2017, among Company, the Guarantors and the Trustee and a Second Supplemental Indenture, dated May 12, 2017, among Company, the Guarantors and the Trustee (as so supplemented and amended, the “Indenture”) of $900,000,000 aggregate principal amount of 6.250% Senior Secured Notes due 2023 (collectively the “Securities”), which are being guaranteed by the Guarantors pursuant to the Indenture (the guarantees by the Guarantors pursuant to the Indenture being collectively the “Guarantees”).

The opinions set forth in this letter are subject to the following qualifications:

1. The opinions set forth in this letter are based solely upon (a) our review of, as submitted to us, (i) the Indenture, (ii) the Securities and (iii) the Registration Statement (collectively the “Reviewed Documents”) and (b) our review of law of the State of New York that a lawyer admitted to practice in the State of New York, exercising customary professional diligence, would normally be expected to recognize as being applicable to the transactions contemplated by the Reviewed Documents other than securities or Blue Sky law (collectively “New York Law”). Other than our review of the Reviewed Documents, we have not reviewed any document referred to in any of the Reviewed Documents or made any inquiry or other investigation as to any factual matter (including, but not limited to, (a) any review of any of the files and other records of the Company, any of the Guarantors, any affiliate of the Company or any of the Guarantors or any court or other governmental authority, (b) any review of any of our

CHS/Community Health Systems, Inc.

May 12, 2017

files and other records, (c) any inquiry of or other communication with any director, officer, member, manager, general partner, limited partner, employee or other agent of the Company, any of the Guarantors or any affiliate of the Company or any of the Guarantors or (d) any inquiry of any past or present attorney of ours).

2. We do not express any opinion concerning any law other than New York Law.

3. We have assumed without any inquiry or other investigation, (a) the legal capacity of each natural person, (b) the genuineness of each signature on any of the Reviewed Documents, the authenticity, accuracy and completeness of each of the Reviewed Documents and the conformity of each of the Reviewed Documents to the copy or form thereof submitted to us, (c) the accuracy on the date of this letter as well as on the date made of each statement as to any factual matter contained in any of the Reviewed Documents and (d) there not existing outside of the Reviewed Documents and New York Law anything that would render incorrect any opinion set forth in this letter.

4. This letter is given without regard to any change after the date of this letter with respect to any factual or legal matter, and we disclaim any obligation to notify you concerning any such change or any effect of any such change on any opinion set forth in this letter.

Subject to the qualifications set forth in this letter, it is our opinion that:

1. Assuming that the Indenture will have been duly and validly authorized, executed and delivered by all parties thereto (including, but not limited to, the Company and the Guarantors), the Indenture will constitute a legally valid and binding obligation of the Company, except as the enforcement thereof may be limited by any bankruptcy, insolvency, reorganization, moratorium or other similar law now or hereafter in effect relating to or affecting rights and remedies of creditors or by general equitable principles (collectively the “Enforceability Exceptions”) and except as any right to indemnification or contribution thereunder may be limited by any applicable public policy consideration.

2. Assuming that (a) the Indenture will have been duly and validly authorized, executed and delivered by all parties thereto (including, but not limited to, the Company and the Guarantors) and (b) the Securities have been duly and validly authorized by the Company for issuance by the Company pursuant to the Indenture, when duly and validly executed by the Company and duly and validly authenticated and delivered by the Trustee, against payment therefor, all in accordance with the terms of the Indenture, the Securities constitute legally valid and binding obligations of the Company, except as the enforcement thereof may be limited by the Enforceability Exceptions and except as any right to indemnification or contribution thereunder may be limited by any applicable public policy consideration.

CHS/Community Health Systems, Inc.

May 12, 2017

3. Assuming that (a) the Indenture has been duly and validly authorized, executed and delivered by all parties thereto (including, but not limited to, the Company and the Guarantors) and (b) the Securities have been duly and validly authorized by the Company for issuance by the Company pursuant to the Indenture and duly and validly executed by the Company and duly and validly authenticated and delivered by the Trustee against payment therefor, all in accordance with the terms of the Indenture, the Guarantees constitute legally valid and binding obligations of the Guarantors, except as the enforcement thereof may be limited by the Enforceability Exceptions and except as any right to indemnification or contribution thereunder may be limited by any applicable public policy consideration.

We consent to the filing of this letter with the Commission as an exhibit to the Current Report on Form 8-K of the Company filed with the Commission in connection with the offer and sale of the Securities in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not admit that we are in the category of persons whose consent to such filing and use is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ HODGSON RUSS LLP

Exhibit A

Guarantors

Entity	Jurisdiction
Abilene Hospital, LLC	DE
Abilene Merger, LLC	DE
Affinity Health Systems, LLC	DE
Affinity Hospital, LLC	DE
Amory HMA, LLC	MS
Berwick Hospital Company, LLC	DE
Biloxi H.M.A., LLC	MS
Birmingham Holdings II, LLC	DE
Birmingham Holdings, LLC	DE
Bluefield Holdings, LLC	DE
Bluefield Hospital Company, LLC	DE
Bluffton Health System LLC	DE
Brandon HMA, LLC	MS
Brevard HMA Holdings, LLC	FL
Brevard HMA Hospitals, LLC	FL
Brownwood Hospital, L.P.	DE
Brownwood Medical Center, LLC	DE
Bullhead City Hospital Corporation	AZ
Bullhead City Hospital Investment Corporation	DE
Campbell County HMA, LLC	TN
Carlisle HMA, LLC	PA
Carlsbad Medical Center, LLC	DE
Carolinas Holdings, LLC	DE
Carolinas JV Holdings General, LLC	DE
Carolinas JV Holdings, L.P.	DE
Central Florida HMA Holdings, LLC	DE
Central States HMA Holdings, LLC	DE
Chester HMA, LLC	SC
Chestnut Hill Health System, LLC	DE
CHHS Holdings, LLC	DE
CHHS Hospital Company, LLC	DE
CHS Pennsylvania Holdings, LLC	DE
CHS Tennessee Holdings, LLC	DE
CHS Virginia Holdings, LLC	DE
CHS Washington Holdings, LLC	DE
Citrus HMA, LLC	FL

Entity	Jurisdiction
Clarksdale HMA, LLC	MS
Clarksville Holdings II, LLC	DE
Clarksville Holdings, LLC	DE
Cleveland Hospital Company, LLC	TN
Cleveland Tennessee Hospital Company, LLC	DE
Clinton HMA, LLC	OK
Coatesville Hospital Corporation	PA
Cocke County HMA, LLC	TN
College Station Hospital, L.P.	DE
College Station Medical Center, LLC	DE
College Station Merger, LLC	DE
Community Health Investment Company, LLC	DE
CP Hospital GP, LLC	DE
CPLP, LLC	DE
Crestwood Healthcare, L.P.	DE
Crestwood Hospital LP, LLC	DE
Crestwood Hospital, LLC	DE
CSMC, LLC	DE
Deaconess Holdings, LLC	DE
Deaconess Hospital Holdings, LLC	DE
Desert Hospital Holdings, LLC	DE
Detar Hospital, LLC	DE
DHFW Holdings, LLC	DE
Dukes Health System, LLC	DE
Dyersburg Hospital Company, LLC	TN
Emporia Hospital Corporation	VA
Florida HMA Holdings, LLC	DE
Foley Hospital Corporation	AL
Fort Smith HMA, LLC	AR
Frankfort Health Partner, Inc.	IN
Franklin Hospital Corporation	VA
Gadsden Regional Medical Center, LLC	DE
Gaffney H.M.A., LLC	SC
Granbury Hospital Corporation	TX
GRMC Holdings, LLC	DE
Hallmark Healthcare Company, LLC	DE
Health Management Associates, LLC	DE
Health Management Associates, LP	DE
Health Management General Partner I, LLC	DE

Entity	Jurisdiction
Health Management General Partner, LLC	DE
HMA Fentress County General Hospital, LLC	TN
HMA Hospitals Holdings, LP	DE
HMA Santa Rosa Medical Center, LLC	FL
HMA Services GP, LLC	DE
HMA-TRI Holdings, LLC	DE
Hobbs Medco, LLC	DE
Hospital Management Associates, LLC	FL
Hospital Management Services of Florida, LP	FL
Hospital of Morristown, LLC	TN
Jackson HMA, LLC	MS
Jackson Hospital Corporation	TN
Jefferson County HMA, LLC	TN
Jourdanton Hospital Corporation	TX
Kay County Hospital Corporation	OK
Kay County Oklahoma Hospital Company, LLC	OK
Kennett HMA, LLC	MO
Key West HMA, LLC	FL
Kirksville Hospital Company, LLC	DE
Knoxville HMA Holdings, LLC	TN
Lakeway Hospital Company, LLC	TN
Lancaster Hospital Corporation	DE
Laredo Texas Hospital Company, L.P.	TX
Las Cruces Medical Center, LLC	DE
Lea Regional Hospital, LLC	DE
Lebanon HMA, LLC	TN
Longview Clinic Operations Company, LLC	DE
Longview Medical Center, L.P.	DE
Longview Merger, LLC	DE
LRH, LLC	DE
Lutheran Health Network of Indiana, LLC	DE
Madison HMA, LLC	MS
Marshall County HMA, LLC	OK
Martin Hospital Company, LLC	TN
Mary Black Health System LLC	DE
MCSA, L.L.C.	AR
Medical Center of Brownwood, LLC	DE
Merger Legacy Holdings, LLC	DE
Metro Knoxville HMA, LLC	TN

Entity	Jurisdiction
Mississippi HMA Holdings I, LLC	DE
Mississippi HMA Holdings II, LLC	DE
Moberly Hospital Company, LLC	DE
Naples HMA, LLC	FL
Natchez Hospital Company, LLC	DE
National Healthcare of Leesville, Inc.	DE
Navarro Hospital, L.P.	DE
Navarro Regional, LLC	DE
NC-DSH, LLC	NV
Northampton Hospital Company, LLC	DE
Northwest Arkansas Hospitals, LLC	DE
Northwest Hospital, LLC	DE
NOV Holdings, LLC	DE
NRH, LLC	DE
Oak Hill Hospital Corporation	WV
Oro Valley Hospital, LLC	DE
Palmer-Wasilla Health System, LLC	DE
Pasco Regional Medical Center, LLC	FL
Pennsylvania Hospital Company, LLC	DE
Phoenixville Hospital Company, LLC	DE
Poplar Bluff Regional Medical Center, LLC	MO
Port Charlotte HMA, LLC	FL
Pottstown Hospital Company, LLC	DE
Punta Gorda HMA, LLC	FL
QHG Georgia Holdings II, LLC	DE
QHG Georgia Holdings, Inc.	GA
QHG Georgia, LP	GA
QHG of Bluffton Company, LLC	DE
QHG of Clinton County, Inc.	IN
QHG of Enterprise, Inc.	AL
QHG of Forrest County, Inc.	MS
QHG of Fort Wayne Company, LLC	DE
QHG of Hattiesburg, Inc.	MS
QHG of South Carolina, Inc.	SC
QHG of Spartanburg, Inc.	SC
QHG of Springdale, Inc.	AR
Regional Hospital of Longview, LLC	DE
River Oaks Hospital, LLC	MS
River Region Medical Corporation	MS

Entity	Jurisdiction
Rockledge HMA, LLC	FL
ROH, LLC	MS
Roswell Hospital Corporation	NM
Ruston Hospital Corporation	DE
Ruston Louisiana Hospital Company, LLC	DE
SACMC, LLC	DE
Salem Hospital Corporation	NJ
San Angelo Community Medical Center, LLC	DE
San Angelo Medical, LLC	DE
Scranton Holdings, LLC	DE
Scranton Hospital Company, LLC	DE
Scranton Quincy Holdings, LLC	DE
Scranton Quincy Hospital Company, LLC	DE
Sebring Hospital Management Associates, LLC	FL
Seminole HMA, LLC	OK
Sharon Pennsylvania Holdings, LLC	DE
Sharon Pennsylvania Hospital Company, LLC	DE
Shelbyville Hospital Company, LLC	TN
Siloam Springs Arkansas Hospital Company, LLC	DE
Siloam Springs Holdings, LLC	DE
Southeast HMA Holdings, LLC	DE
Southern Texas Medical Center, LLC	DE
Southwest Florida HMA Holdings, LLC	DE
Spokane Valley Washington Hospital Company, LLC	DE
Spokane Washington Hospital Company, LLC	DE
Statesville HMA, LLC	NC
Tennessee HMA Holdings, LP	DE
Tennyson Holdings, LLC	DE
Tomball Texas Holdings, LLC	DE
Tomball Texas Hospital Company, LLC	DE
Triad Healthcare, LLC	DE
Triad Holdings III, LLC	DE
Triad Holdings IV, LLC	DE
Triad Holdings V, LLC	DE
Triad Nevada Holdings, LLC	DE
Triad of Alabama, LLC	DE
Triad-ARMC, LLC	DE
Triad-El Dorado, Inc.	AR
Triad-Navarro Regional Hospital Subsidiary, LLC	DE

Entity	Jurisdiction
Tullahoma HMA, LLC	TN
Tunkhannock Hospital Company, LLC	DE
Van Buren H.M.A., LLC	AR
Venice HMA, LLC	FL
VHC Medical, LLC	DE
Vicksburg Healthcare, LLC	DE
Victoria Hospital, LLC	DE
Victoria of Texas, L.P.	DE
Virginia Hospital Company, LLC	VA
Warren Ohio Hospital Company, LLC	DE
Weatherford Hospital Corporation	TX
Weatherford Texas Hospital Company, LLC	TX
Webb Hospital Corporation	DE
Webb Hospital Holdings, LLC	DE
Wesley Health System LLC	DE
West Grove Hospital Company, LLC	DE
WHMC, LLC	DE
Wilkes-Barre Behavioral Hospital Company, LLC	DE
Wilkes-Barre Holdings, LLC	DE
Wilkes-Barre Hospital Company, LLC	DE
Women & Children’s Hospital, LLC	DE
Woodland Heights Medical Center, LLC	DE
Woodward Health System, LLC	DE
Yakima HMA, LLC	WA
York Pennsylvania Holdings, LLC	DE
York Pennsylvania Hospital Company, LLC	DE